Exhibit 99.1

Hanmi Reports 2014 Fourth Quarter and Retrospectively Adjusted Third Quarter Results

February 17, 2015. As discussed during our year-end 2014 earnings call, Hanmi Financial Corporation (NASDAQ: HAFC, or “Hanmi”), the holding company for Hanmi Bank (the “Bank”), today reported 2014 fourth quarter and retrospectively adjusted third quarter results.

Hanmi’s acquisition of Central Bancorp, Inc. (“CBI”), the parent company of United Central Bank, was completed on August 31, 2014. The combined companies began operating as Hanmi Financial Corporation and Hanmi Bank, respectively, with banking operations conducted under the Hanmi Bank brand effective as of September 1, 2014. The 2014 financial results reflect eight months of stand-alone operations of Hanmi and four months of combined operations. Hanmi’s accounting for this business combination is incomplete and has been recorded based on provisional amounts. The accounting is updated during the measurement period to reflect new information obtained about facts and circumstances that existed at the acquisition date. Adjustments to the provisional amounts during the measurement period are recognized as retrospective adjustments as of the date of the acquisition. During the fourth quarter Hanmi updated the valuation of assets and liabilities acquired in the transaction. As a result, the provisional values of certain assets and liabilities reported in the third quarter of 2014 have been updated to reflect the changes in estimated values. The results as of and for the quarter ended September 30, 2014, included herein, have been adjusted retrospectively to reflect measurement period adjustments to the provisional acquisition accounting values as of the acquisition date. The changes in provisional values resulted in a retrospective adjustment of $8.0 million to the bargain purchase gain that was provisionally reported for the third quarter of 2014 for a total bargain purchase gain of $14.6 million. This retrospective adjustment revises the reported third quarter net income to $21.8 million from $13.3 million as previously reported.

Fourth quarter 2014 net income totaled $5.9 million, or $0.19 per diluted share compared to $21.8 million, or $0.68 per diluted share, in the third quarter 2014, and $9.9 million, or $0.31 per diluted share, in the fourth quarter a year ago.

Mr. C. G. Kum, President and Chief Executive Officer, said, “2014 was a transformative year for Hanmi highlighted by the acquisition of CBI, strong loan growth and solid credit quality to help continue the growth trajectory across our enterprise. Full year profitability increased sharply with net income of $49.8 million, up 24.8% from 2013. Strong organic loan production from the legacy Hanmi team helped expand our loan portfolio by 25.7% to $2.74 billion at year end. Credit quality improved throughout the year with classified loans, excluding PCI loans, declining 42.0% during the year to $47.7 million, or 1.71% of gross loans at year end. Importantly, our activities to integrate the acquisition of CBI into Hanmi have been successfully completed.”

Fourth Quarter and Full Year Results
(In thousands, except per share data)

	As of or for the Three Months Ended			As of or for the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014 (1)	2013 (2)	2014	2013 (2)

Net income	$5,928	$21,800	$9,930	$49,761	$39,857
Net income per diluted common share	$0.19	$0.68	$0.31	$1.56	$1.26

Assets	$4,234,768	$4,240,835	$3,054,379	$4,234,768	$3,054,379
Loans receivable, net	$2,738,157	$2,632,283	$2,177,498	$2,738,157	$2,177,498
Deposits	$3,556,746	$3,598,154	$2,512,325	$3,556,746	$2,512,325

Return on average assets (3)	0.56%	2.46%	1.37%	1.47%	1.41%
Pre-tax, pre-provision earnings on average assets (3)	0.88%	3.06%	2.08%	1.95%	2.21%
Return on average stockholders' equity (3)	5.21%	19.97%	9.89%	11.79%	10.13%
Net interest margin	3.80%	3.72%	3.86%	3.88%	3.94%
Efficiency ratio	80.03%	48.45%	54.54%	59.73%	53.18%
Efficiency ratio (excluding merger and integration costs)	73.39%	41.97%	52.36%	55.70%	52.64%

Tangible common equity to tangible assets	10.66%	10.42%	13.07%	10.66%	13.07%
Tangible common equity per common share	$14.14	$13.84	$12.56	$14.14	$12.56

(1)	Results for September 30, 2014 have been adjusted retrospectively to reflect measurement period adjustments to the provisional acquisition accounting values as of the acquisition date.
(2)
Results for December 31, 2013 have been adjusted to reflect the adoption of FASB ASU 2014-01, Accounting for Investment in Qualified Affordable Housing Projects. See section of Change in Accounting Principle.

(3)	Amount calculated based on net income from continuing operations.

Financial Highlights (at or for the period ended December 31, 2014, compared to September 30, 2014, or December 31, 2013)

•	Assets grew 38.6% during 2014 to $4.23 billion, compared to $3.05 billion a year ago.
•	Gross loans increased $107.4 million (4.0%) and $553.5 million (24.8%) over the prior quarter and prior year, respectively.
•	After retrospective adjustments, fourth quarter net income totaled $5.9 million, or $0.19 per diluted share, compared to $21.8 million, or $0.68 per diluted share, in the prior quarter.
•
Fourth quarter new loan production (excluding loan purchases) totaled $204.3 million, representing $34.4 million increase from the preceding quarter; fourth quarter production consisted of $159.4 million of commercial real estate loans, $25.5 million of C&I loans, $17.2 million of SBA loans and $2.2 million of consumer loans.

•	Deposits grew 41.6% year-over-year, including a 24.9% increase in noninterest bearing deposits, which represent 28.8% of total deposits.
•
Asset quality improved with classified loans, excluding PCI loans, down 42.0% year-over-year; $0 loan loss provisions for legacy and non-PCI loans and $1.0 million in loan loss provisions for PCI loans for the fourth quarter.

•
Net interest margin (NIM) was 3.80% for the fourth quarter of 2014, up 8 basis points from the third quarter; NIM excluding effects of purchase accounting adjustments was 3.24% for the fourth quarter of 2014.

•	A cash dividend of $0.07 per share was paid on January 15, 2015.

Acquisition Accounting Adjustments

As a result of the acquisition of CBI on August 31, 2014, Hanmi became the second largest Korean American bank in the United States with 46 banking offices and five loan production offices serving communities across California, Colorado, Illinois, New Jersey, Texas, Virginia and Washington. The combined entity has the leading deposit market share among Korean American banks in Illinois and Texas along with substantial market share in California and Virginia.

The following table shows the calculation for the provisional bargain purchase gain recorded during 2014:

	As Reported	Retrospective Adjustments	As Remeasured
		(In thousands)
Consideration paid:
CBI stockholders	$50,000	$-	$50,000
Redemption of preferred and cumulative unpaid dividends	28,675	-	28,675
Accrued interest on subordinated debentures	1,566	(1,566)	-
	80,241	(1,566)	78,675
Assets acquired:
Cash and cash equivalents	197,209	-	197,209
Securities available for sale	663,497	-	663,497
Loans	294,032	3,240	297,272
Premises and equipment	17,735	190	17,925
Other real estate owned	28,027	(2,075)	25,952
Income tax assets, net	8,800	3,211	12,011
Core deposit intangible	2,213	-	2,213
FDIC loss sharing assets	9,692	1,721	11,413
Bank-owned life insurance	18,296	-	18,296
Other assets	16,428	(334)	16,094
Total assets acquired	1,255,929	5,953	1,261,882
Liabilities assumed:
Deposits	1,098,997	-	1,098,997
Subordinated debentures	18,473	-	18,473
Rescinded stock obligation	15,720	(235)	15,485
FHLB advances	10,000	-	10,000
Other liabilities	25,905	(230)	25,675
Total liabilities assumed	1,169,095	(465)	1,168,630
Total identifiable net assets	$86,834	$6,418	$93,252
Bargain purchase gain, net of deferred taxes	$6,593	$7,984	$14,577

The retrospective adjustments reflect refinements to the estimated acquisition date values previously recorded as better information was obtained related to the assets acquired and liabilities assumed as of the acquisition date. The $8.0 million of retrospective adjustments to the provisional values were primarily due to a $5.1 million increase in the estimated value of deferred tax assets due to the resolution of certain tax matters associated with the acquisition were resolved, a $3.2 million increase in the estimated value of loans due to refinement of assumptions and a $1.7 million increase in the estimated value of FDIC loss sharing assets due to changes in the estimated values of loss share assets, which were partially offset by a $2.1 million decrease in the estimated value of OREO as new appraisal information was obtained.

Results of Operations

Fourth quarter net interest income, before provision for credit losses, was $37.4 million, up 20.2% from $31.1 million in the third quarter of 2014, and up 39.6% from $26.8 million in the fourth quarter of 2013. Interest and dividend income increased 20.0% from the preceding quarter and increased 37.8% from the fourth quarter a year ago, while interest expense increased 18.2% from the preceding quarter and 23.0% from the year-ago quarter. Full year net interest income before provision for credit losses improved 16.2% to $122.7 million compared to $105.6 million for the full year 2013.

Net interest margin was 3.80% for the fourth quarter of 2014 and 3.72% for the third quarter of 2014. The increase in NIM primarily reflects the effects of purchase accounting adjustments. Net interest margin for 2014 was 3.88% compared to 3.94% in 2013. The decrease was primarily due to declining market interest rates partially offset by the impact of purchase accounting adjustments. The following table details the asset yields, liability costs, spread and margin.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014 (1)	2013 (2)	2014	2013 (2)

Interest-earning assets	4.21%	4.13%	4.34%	4.33%	4.44%
Interest-bearing liabilities	0.61%	0.66%	0.78%	0.68%	0.80%
Net interest spread	3.60%	3.47%	3.56%	3.65%	3.64%
Net interest margin	3.80%	3.72%	3.86%	3.88%	3.94%

(1)	Results for September 30, 2014 have been adjusted retrospectively to reflect measurement period adjustments to the provisional acquisition accounting values as of the acquisition date.
(2)
Results for December 31, 2013 have been adjusted to reflect the adoption of FASB ASU 2014-01, Accounting for Investment in Qualified Affordable Housing Projects. See section of Change in Accounting Principle.

Excluding the effects of acquisition accounting adjustments, the net interest margin for the 2014 fourth quarter was 3.24% and 3.66% for the full year of 2014. The impact of acquisition accounting adjustments on core loan yield and NIM are summarized in the following tables:

	December 31, 2014
	Three Months	Year
	Ended	Ended
Core loan yield	4.78%	4.82%
Accretion of discount on purchased loans	0.54%	0.19%
As reported	5.32%	5.01%

	December 31, 2014
	Three Months Ended		Year Ended
	Amount	NIM Impact	Amount	NIM Impact
	(In thousands)
NIM excluding purchase accounting	$31,891	3.24%	$115,572	3.66%
Accretion of discount on Non-PCI loans	2,802	0.28%	3,821	0.12%
Accretion of discount on PCI loans	963	0.10%	1,114	0.03%
Accretion of time deposits premium	1,747	0.18%	2,338	0.07%
Amortization of subordinated debentures discount	(36)	-	(71)	-
Net impact	5,476	0.56%	7,202	0.22%
As reported	$37,367	3.80%	$122,774	3.88%

In the fourth quarter of 2014, net interest income after provision for credit losses totaled $36.3 million, compared to $31.1 million in the third quarter of 2014, and $26.8 million in the fourth quarter a year ago. For the full year in 2014, net interest income after provision for credit losses increased 22.0% to $128.8 million, compared to $105.6 million in 2013. Hanmi recorded a negative loan loss provision totaling $6.1 million during 2014 and no loan loss provisions in the prior year period.

Noninterest income was $9.0 million in the fourth quarter of 2014, compared to $21.6 million in the preceding quarter and $6.8 million in the year ago quarter. Effective as of the acquisition date, the company recorded an $8.0 million retrospective measurement period adjustment to the provisional $6.6 million bargain purchase gain recorded in the third quarter of 2014, for a total bargain purchase gain of $14.6 million associated with the acquisition of CBI. In addition, service charges on deposit accounts increased to $3.4 million in the fourth quarter of 2014, compared to $2.9 million in the preceding quarter and $2.6 million in the fourth quarter of 2013, due mainly to the acquisition of CBI. Fourth quarter 2014 gains on sales of SBA loans of $1.2 million was unchanged from the third quarter, but declined from $1.9 million in the period a year ago. These gains resulted from the sale of $15.4 million of SBA loans, compared to $14.3 million in the preceding quarter and $25.1 million in the fourth quarter a year ago. Disposition gains on PCI loans were $1.4 million in the fourth quarter of 2014, compared to no disposition gains in prior periods. Other operating income decreased to $913,000 in fourth quarter of 2014, compared to $1.5 million in the preceding quarter and $763,000 in the fourth quarter of 2013. The decline in operating income for the fourth quarter compared to the third quarter was due to an $807,000 nonrecurring gain on the early termination of CBI’s retirement plan that was recognized in the third quarter. For the full year, other operating income totaled $3.6 million compared to $2.5 million in 2013.

Noninterest expense increased 45.3% to $37.1 million in the fourth quarter of 2014, compared to $25.5 million in the third quarter of 2014, and up 102.9% from $18.3 million in the fourth quarter a year ago, primarily related to a full quarter of operations as a combined company and an increase in professional fees. Salary and employee benefits costs increased 30.7% to $16.8 million in the fourth quarter of 2014, compared to $12.8 million in the preceding quarter and grew 86.5% from $9.0 million in the fourth quarter of 2013. Professional fees increased to $4.8 million in the fourth quarter, compared to $1.4 million in the preceding quarter and from $1.2 million in the fourth quarter of 2013 primarily due to significant costs to strengthen our infrastructure to meet heightened control standards.

Total non-interest expense increased significantly during the fourth quarter as a result of various merger and integration expenses relating to the acquisition of CBI and the year-end expense management efforts which included payment of expenses that are deemed one-time in nature and not reflective of a future run rate. Taking into account the aforementioned expenses recorded in the fourth quarter, coupled with various cost cutting measures expected to be implemented during the first quarter of 2015, the adjusted fourth quarter 2014 total non-interest expense (excluding OREO gains/expenses) would have been approximately $26 million. This base level of non-interest expense will grow in 2015 with Hanmi's on-going investment in its loan and deposit growth infrastructure. Hanmi expects the growth in non-interest expense will be commensurate with the growth Hanmi achieves in loans and deposits.

Hanmi recorded a provision for income taxes of $2.3 million in the fourth quarter, representing an effective tax rate of 28.0% for the quarter and 31.5% for the year of 2014, compared to 36.4% for the year of 2013. The year-over-year reduction in tax rate can be attributed to the adjustment for the bargain purchase gain (excluding this gain and transaction costs, an effective tax rate for the year would be 39.4%).

“Fourth quarter profitability was impacted by a significant increase in non-interest expense primarily related to the acquisition and integration of CBI that are one-time in nature and not reflective of our future non-interest expense run rate. However, we continue to make good progress on our ongoing initiatives to improve operating efficiencies. As part of the CBI acquisition integration, we closed three legacy CBI branches on February 6 and are finalizing the process of right-sizing personnel. We successfully completed the integration process on-schedule as of this past weekend and expect to realize the strategic value of the combined bank,” said Kum.

Balance Sheet

On a sequential basis, total assets decreased 0.1% to $4.23 billion at December 31, 2014 but grew 38.6% from $3.05 billion a year ago. The year-over-year increase in total assets was primarily due to the acquisition of CBI. The investment portfolio was $1.1 billion at December 31, 2014, representing a 6.0% decrease from the prior quarter.

Loans receivable, net of allowance for loan losses, were $2.74 billion at December 31, 2014, up from $2.63 billion at September 30, 2014 and $2.18 billion in 2013. Loans held for sale at December 31, 2014 totaled $5.5 million, down from $7.8 million at September 30, 2014, and up from no loans held for sale at the end of 2013. Average gross loans, net of deferred loan fees, increased to $2.72 billion for the fourth quarter of 2014, up from $2.50 billion for the preceding quarter and $2.20 billion for the fourth quarter of 2013.

Average deposits were $3.58 billion during the fourth quarter, up from $2.88 billion for the preceding quarter and $2.47 billion for the fourth quarter of 2013. Due mainly to the CBI acquisition, the cost of deposits declined to 0.43% in the fourth quarter from 0.45% in the third quarter and 0.53% a year ago. The period-end deposit mix is detailed in the table below.

	December 31,	September 30,	December 31,
	2014	2014	2013

Demand-noninterest-bearing	28.8%	28.6%	32.5%
Savings	3.4%	3.5%	4.6%
Money market checking and NOW accounts	22.4%	22.1%	22.9%
Time deposits of $100,000 or more	25.6%	25.5%	20.2%
Other time deposits	19.8%	20.3%	19.8%
Total deposits	100.0%	100.0%	100.0%

At December 31, 2014, stockholders’ equity was $453.4 million. Tangible common stockholders’ equity was $451.3 million, or 10.66% of tangible assets, compared to $441.5 million, or 10.42%, of tangible assets, three months earlier and $398.9 million, or 13.07%, of tangible assets, a year ago. Tangible book value per share was $14.14, compared to $13.84 three months earlier and $12.56 at December 31, 2013. On January 15, 2015, Hanmi paid a cash dividend of $0.07 per share, representing an aggregate dividend of $2.2 million.

Asset Quality

Loan credit quality continued to improve with classified loans declining 42.0% for the full year 2014. Nonperforming loans (“NPLs”), excluding PCI loans, were down 1.4% to $25.5 million at the end of the year, compared to $25.9 million at the end of 2013. Troubled debt restructurings (“TDRs”) totaled $26.3 million at December 31, 2014 compared to $29.9 million at December 31, 2013. Of these TDRs, $12.5 million were included in NPLs at December 31, 2014, compared to $10.5 million in 2013. The following table shows NPLs in each category:

	December 31, 2014		September 30, 2014		December 31, 2013
		% of Total		% of Total		% of Total
	Amount	NPLs	Amount	NPLs	Amount	NPLs
			(In thousands)
Real estate loans:
Commercial property
Retail	$2,160	8.5%	$2,062	8.6%	$2,946	11.4%
Hotel/Motel	4,028	15.8%	3,051	12.7%	5,200	20.1%
Gas station	3,514	13.8%	5,208	21.7%	2,492	9.6%
Other	4,961	19.4%	3,689	15.4%	4,808	18.6%
Residential property	1,588	6.2%	1,516	6.3%	1,365	5.3%
Commercial and industrial loans:
Commercial term	7,052	27.7%	6,060	25.2%	7,146	27.6%
Commercial lines of credit	466	1.8%	674	2.8%	423	1.6%
Consumer loans	1,742	6.8%	1,758	7.3%	1,497	5.8%
Total Nonperforming Non-PCI loans	$25,511	100.0%	$24,018	100.0%	$25,877	100.0%

Compared to a year ago, the credit quality of loans improved in all major aspects. There was one sale of problem loan in the fourth quarter of 2014, and a gain associated with the sale was $32,000 in 2014, compared to $557,000 losses in 2013. Classified loans were $47.7 million, or 1.71% of gross loans, at December 31, 2014, compared to $45.0 million, or 1.68% of gross loans, at September 30, 2014, and from $82.2 million, or 3.68%, a year ago. The allowance for loan losses totaled $52.7 million as of December 31, 2014, generating a coverage ratio of 1.89% as compared to a coverage ratio of 1.91% as of September 30, 2014. The slight decline in the coverage ratio was due to growth in loans. The ALLL coverage ratio as of December 31, 2013 was 2.58%. OREO decreased $6.9 million, or 30.5%, to $15.8 million compared to $22.7 million at September 30, 2014 and increased $15.0 million compared to $756,000 at December 31, 2013. The year-over-year increase was primarily due the CBI acquisition.

About Hanmi Financial Corporation

Headquartered in Los Angeles, Hanmi Bank, a wholly-owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities across California, Texas, Illinois, Virginia and New Jersey with 46 full-service branches as well as loan production offices in California, Colorado, Texas, Virginia, and Washington State. Hanmi Bank specializes in commercial, SBA and trade finance lending, and is a recognized community leader. Hanmi Bank's mission is to provide a full range of quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmi.com.

Forward-Looking Statements
This report contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All statements other than statements of historical fact are “forward–looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital plans, strategic alternatives for a possible business combination, merger or sale transaction, and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: failure to maintain adequate levels of capital and liquidity to support our operations; the effect of potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability of Hanmi Bank to make distributions to Hanmi Financial, which is restricted by certain factors, including Hanmi Bank’s retained earnings, net income, prior distributions made, and certain other financial tests; ability to identify a suitable strategic partner or to consummate a strategic transaction; adequacy of our allowance for loan losses; credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission, including, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that we will file hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

Hanmi Financial Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(In thousands)

	December 31,	September 30,	Percentage	December 31,	Percentage
	2014	2014 (1)	Change	2013 (2)	Change
Assets
Cash and cash equivalents	$158,320	$197,016	-19.6%	$179,357	-11.7%
Securities available for sale, at fair value	1,060,717	1,128,624	-6.0%	530,926	99.8%
Loans held for sale, at the lower of cost or fair value	5,451	7,757	-29.7%	-	-
Loans receivable, net of allowance for loan losses	2,738,157	2,632,283	4.0%	2,177,498	25.7%
Accrued interest receivable	9,749	9,880	-1.3%	7,055	38.2%
Premises and equipment, net	30,912	31,377	-1.5%	14,221	117.4%
Other real estate owned ("OREO"), net	15,790	22,706	-30.5%	756	1988.6%
Customers' liability on acceptances	1,847	2,428	-23.9%	2,018	-8.5%
Servicing assets	13,773	13,842	-0.5%	6,833	101.6%
FDIC loss sharing asset	-	9,416	-100.0%	-	-
Other intangible assets, net	2,080	2,179	-4.5%	1,171	77.6%
Investment in Federal Home Loan Bank ("FHLB") stock, at cost	17,580	17,579	0.0%	14,060	25.0%
Investment in Federal Reserve Bank ("FRB") stock, at cost	12,273	12,273	0.0%	11,196	9.6%
Income tax asset	84,371	75,142	12.3%	63,841	32.2%
Bank-owned life insurance	48,866	48,670	0.4%	29,699	64.5%
Prepaid expenses	2,672	2,753	-2.9%	1,415	88.8%
Other assets	32,210	26,910	19.7%	14,333	124.7%
Total assets	$4,234,768	$4,240,835	-0.1%	$3,054,379	38.6%

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$1,022,972	$1,029,343	-0.6%	$819,015	24.9%
Interest-bearing	2,533,774	2,568,811	-1.4%	1,693,310	49.6%
Total deposits	3,556,746	3,598,154	-1.2%	2,512,325	41.6%
Accrued interest payable	3,450	3,030	13.9%	3,366	2.5%
Bank's liability on acceptances	1,847	2,428	-23.9%	2,018	-8.5%
FHLB advances	150,000	110,000	36.4%	127,546	17.6%
Servicing liabilities	5,971	5,998	-0.5%	-	-
FDIC loss sharing liability	1,139	-	-	-	-
Rescinded stock obligation	933	15,485	-94.0%	-	-
Subordinated debentures	18,544	18,509	0.2%	-	-
Accrued expenses and other liabilities	42,751	43,525	-1.8%	9,047	372.5%
Total liabilities	3,781,381	3,797,129	-0.4%	2,654,302	42.5%

Stockholders' equity:
Common stock	257	257	0.0%	257	0.0%
Additional paid-in capital	554,904	554,446	0.1%	552,270	0.5%
Accumulated other comprehensive income (loss)	463	(5,065)	-109.1%	(9,380)	-104.9%
Accumulated deficit	(32,379)	(36,074)	-10.2%	(73,212)	-55.8%
Less treasury stock	(69,858)	(69,858)	0.0%	(69,858)	0.0%
Total stockholders' equity	453,387	443,706	2.2%	400,077	13.3%
Total liabilities and stockholders' equity	$4,234,768	$4,240,835	-0.1%	$3,054,379	38.6%

(1)	Results for September 30, 2014 have been adjusted retrospectively to reflect measurement period adjustments to the provisional acquisition accounting values as of the acquisition date.
(2)
Results for December 31, 2013 have been adjusted to reflect the adoption of FASB ASU 2014-01, Accounting for Investment in Qualified Affordable Housing Projects. See section of Change in Accounting Principle.

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended
	December 31,	September 30,	Percentage	December 31,	Percentage
	2014	2014 (1)	Change	2013 (2)	Change
Interest and Dividend Income:
Interest and fees on loans	$36,457	$30,912	17.9%	$27,417	33.0%
Taxable interest on investment securities	4,453	3,138	41.9%	2,178	104.5%
Tax-exempt interest on investment securities	20	20	0.0%	46	-56.5%
Interest on interest-bearing deposits in other banks	40	29	37.9%	69	-42.0%
Dividends on FRB stock	185	173	6.9%	177	4.5%
Dividends on FHLB stock	307	290	5.9%	201	52.7%
Total interest and dividend income	41,462	34,562	20.0%	30,088	37.8%
Interest Expense:
Interest on deposits	3,909	3,278	19.2%	3,302	18.4%
Interest on FHLB advances	35	37	-5.4%	36	-2.8%
Interest on subordinated debentures	162	73	121.9%	-	-
Interest on rescinded stock obligation	-	87	-100.0%	-	-
Total interest expense	4,106	3,475	18.2%	3,338	23.0%
Net interest income before provision for credit losses	37,356	31,087	20.2%	26,750	39.6%
Provision for credit losses	1,026	-	-	-	-
Net interest income after provision for credit losses	36,330	31,087	16.9%	26,750	35.8%
Noninterest Income:
Bargain purchase gain, net of deferred taxes	-	14,577	-100.0%	-	-
Service charges on deposit accounts	3,449	2,883	19.6%	2,645	30.4%
Trade finance and other service charges and fees	1,606	1,153	39.3%	1,073	49.7%
Bank-owned life insurance income	198	225	-12.0%	232	-14.7%
Gain on sale of SBA loans	1,227	1,221	0.5%	1,936	-36.6%
Net gain on sales of investment securities	159	67	137.3%	116	37.1%
Disposition gains on PCI loans	1,432	-	-	-	-
Other operating income	913	1,485	-38.5%	763	19.7%
Total noninterest income	8,984	21,611	-58.4%	6,765	32.8%
Noninterest Expense:
Salaries and employee benefits	16,791	12,847	30.7%	9,003	86.5%
Occupancy and equipment	4,331	3,098	39.8%	2,485	74.3%
Merger and integration costs	3,074	3,415	-10.0%	730	321.1%
Deposit insurance premiums and regulatory assessments	682	513	32.9%	376	81.4%
Data processing	2,333	1,476	58.1%	1,147	103.4%
Other real estate owned expense	686	(741)	-192.6%	(12)	-5,816.7%
Professional fees	4,778	1,386	244.7%	1,239	285.6%
Directors and officers liability insurance	121	191	-36.6%	219	-44.7%
Supplies and communications	887	628	41.2%	563	57.5%
Advertising and promotion	1,293	809	59.8%	991	30.5%
Loan-related expense	318	58	448.3%	68	367.6%
Amortization of other intangible assets	100	33	203.0%	-	-
Other operating expenses	1,691	1,817	-6.9%	1,469	15.1%
Total noninterest expense	37,085	25,530	45.3%	18,278	102.9%
Income from continuing operations before provision for income taxes	8,229	27,168	-69.7%	15,237	-46.0%
Provision for income taxes	2,301	5,368	-57.1%	5,222	-55.9%
Income from continuing operations, net of taxes	$5,928	$21,800	-72.8%	$10,015	-40.8%
Discontinued operations
Loss from operations of discontinued subsidiary (including gain on disposal of $51 in the second quarter of 2014)	$-	$-	-	$(126)	-100.0%
Income tax expense	-	-	-	(41)	-100.0%
Loss from discontinued operations	-	-	-	(85)	-100.0%
Net income	$5,928	$21,800	-72.8%	$9,930	-40.3%
					-
Basic earnings per share:
Income from continuing operations, net of taxes	$0.19	$0.69		$0.31
Income from discontinued operations, net of taxes	-	-		-
Basic earnings per share	$0.19	$0.69		$0.31
Diluted earnings per share:
Income from continuing operations, net of taxes	$0.19	$0.68		$0.31
Income from discontinued operations, net of taxes	-	-		-
Diluted earnings per share	$0.19	$0.68		$0.31

Weighted-average shares outstanding:
Basic	31,734,129	31,708,581		31,643,463
Diluted	32,021,391	32,001,419		31,864,845
Common shares outstanding	31,910,203	31,894,429		31,761,550

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income, Continued (Unaudited)
(In thousands, except share and per share data)

	Year Ended December 31,
	December 31,	December 31,	Percentage
	2014	2013 (2)	Change
Interest and Dividend Income:
Interest and fees on loans	$122,222	$108,804	12.3%
Taxable interest on investment securities	12,502	8,434	48.2%
Tax-exempt interest on investment securities	136	283	-51.9%
Interest on federal funds sold	-	6	-100.0%
Interest on interest-bearing deposits in other banks	107	209	-48.8%
Dividends on FRB stock	698	754	-7.4%
Dividends on FHLB stock	1,069	650	64.5%
Total Interest and Dividend Income	136,734	119,140	14.8%
Interest Expense:
Interest on deposits	13,560	12,678	7.0%
Interest on FHLB advances	151	151	0.0%
Interest on subordinated debentures	235	678	-65.3%
Interest on rescinded stock obligation	87	-	-
Total interest expense	14,033	13,507	3.9%
Net interest income before provision for credit losses	122,701	105,633	16.2%
Negative provision for credit losses	(6,140)	-	-
Net interest income after provision for credit losses	128,841	105,633	22.0%
Noninterest Income:
Bargain purchase gain, net of deferred taxes	14,577	-	-
Service charges on deposit accounts	11,374	11,307	0.6%
Trade finance and other service charges and fees	4,946	4,475	10.5%
Bank-owned life insurance income	879	1,171	-24.9%
Gain on sale of SBA loans	3,494	8,000	-56.3%
Net loss on sales of other loans	-	(557)	-100.0%
Net gain on sales of investment securities	2,011	1,039	93.6%
Disposition gains on PCI loans	1,432	-	-
Other operating income	3,583	2,465	45.4%
Total noninterest income	42,296	27,900	51.6%
Noninterest Expense:
Salaries and employee benefits	50,177	35,129	42.8%
Occupancy and equipment	12,295	10,017	22.7%
Merger and integration costs	6,646	730	810.4%
Unconsummated acquisition costs	-	1,331	-100.0%
Deposit insurance premiums and regulatory assessments	2,031	1,435	41.5%
Data processing	6,080	4,582	32.7%
Other real estate owned expense	(49)	(59)	-16.9%
Professional fees	7,564	5,335	41.8%
Directors and officers liability insurance	696	876	-20.5%
Supplies and communications	2,612	2,155	21.2%
Advertising and promotion	3,435	3,411	0.7%
Loan-related expense	521	396	31.6%
Amortization of other intangible assets	133	-	-
Other operating expenses	6,412	5,679	12.9%
Total noninterest expense	98,553	71,017	38.8%
Income from continuing operations before provision for income taxes	72,584	62,516	16.1%
Provision for income taxes	22,379	22,732	-1.6%
Income from continuing operations, net of taxes	$50,205	$39,784	26.2%
Discontinued operations
Income from operations of discontinued subsidiary
(including gain on disposal of $51 in the second quarter of 2014)	$37	$115	-67.8%
Income tax expense	481	42	1045.2%
(Loss) income from discontinued operations	(444)	73	-708.2%
Net income	$49,761	$39,857	24.8%

Basic earnings per share:
Income from continuing operations, net of taxes	$1.58	$1.26
Income from discontinued operations, net of taxes	(0.01)	-
Basic earnings per share	$1.57	$1.26
Diluted earnings per share:
Income from continuing operations, net of taxes	$1.57	$1.26
Income from discontinued operations, net of taxes	(0.01)	-
Diluted earnings per share	$1.56	$1.26

Weighted-average shares outstanding:
Basic	31,696,100	31,598,913
Diluted	31,978,064	31,696,520
Common shares outstanding	31,910,203	31,761,550

(1)	Results for September 30, 2014 have been adjusted retrospectively to reflect measurement period adjustments to the provisional acquisition accounting values as of the acquisition date.
(2)
Results for December 31, 2013 have been adjusted to reflect the adoption of FASB ASU 2014-01, Accounting for Investment in Qualified Affordable Housing Projects. See section of Change in Accounting Principle.

Hanmi Financial Corporation and Subsidiaries
Selected Financial Data (Unaudited)
(In thousands)

	As of or for the Three Months Ended			As of or for the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014 (6)	2013 (7)	2014	2013 (7)
Average balances:
Average gross loans, net of deferred loan costs (1)	$2,719,692	$2,499,951	$2,198,654	$2,440,682	$2,156,626
Average investment securities	1,112,606	749,566	447,272	676,729	446,563
Average interest-earning assets	3,905,646	3,317,356	2,755,182	3,163,141	2,687,799
Average assets	4,187,559	3,522,234	2,900,034	3,410,751	2,827,508
Average deposits	3,578,114	2,884,535	2,474,262	2,872,029	2,391,248
Average borrowings	110,418	118,358	8,606	81,110	27,815
Average interest-bearing liabilities	2,666,651	2,076,610	1,693,689	2,054,680	1,678,618
Average stockholders’ equity	450,986	433,164	401,675	425,913	392,601
Average tangible equity	449,276	432,638	400,477	425,018	391,342

Performance ratios:
Return on average assets (2) (3)	0.56%	2.46%	1.37%	1.47%	1.41%
Pre-tax, pre-provision earnings on average assets (2) (3)	0.88%	3.06%	2.08%	1.95%	2.21%
Return on average stockholders’ equity (2) (3)	5.21%	19.97%	9.89%	11.79%	10.13%
Return on average tangible equity (2) (3)	5.23%	19.99%	9.92%	11.81%	10.17%
Efficiency ratio	80.03%	48.45%	54.54%	59.73%	53.18%
Efficiency ratio (excluding merger and integration costs)	73.39%	41.97%	52.36%	55.70%	52.64%
Net interest spread (2) (4)	3.60%	3.47%	3.56%	3.65%	3.64%
Net interest margin (2) (4)	3.80%	3.72%	3.86%	3.88%	3.94%
Average stockholders' equity to average assets	10.77%	12.30%	13.85%	12.49%	13.89%

Allowance for loan losses:
Balance at beginning of period	$51,179	$51,886	$57,639	$57,555	$63,305
Provision (negative provision) charged to operating expense	1,204	48	82	(6,258)	576
Net recoveries (charge-offs)	283	(755)	(166)	1,369	(6,326)
Balance at end of period	$52,666	$51,179	$57,555	$52,666	$57,555

Asset quality ratios:
Nonperforming assets to assets (5)	0.98%	1.10%	0.87%	0.98%	0.87%
Nonperforming loans to gross loans (5)	0.92%	0.90%	1.16%	0.92%	1.16%
Nonperforming loans to allowance for loan losses (5)	48.44%	46.93%	44.96%	48.44%	44.96%
Net loan (recoveries) charge-offs to average gross loans (2)	-0.04%	0.12%	0.03%	-0.06%	0.29%
Allowance for loan losses to gross loans	1.89%	1.91%	2.58%	1.89%	2.58%
Allowance for loan losses to nonperforming loans	206.44%	213.09%	222.42%	206.44%	222.42%

Allowance for off-balance sheet items:
Balance at beginning of period	$1,544	$1,592	$1,320	$1,248	$1,824
(Negative provision) provision charged to operating expense	(179)	(48)	10	117	(576)
Balance at end of period	$1,365	$1,544	$1,330	$1,365	$1,248

Nonperforming assets (5):
Nonaccrual loans	$25,511	$24,003	$25,877	$25,511	$25,877
Loans 90 days or more past due and still accruing	-	15	-	-	-
Nonperforming loans	25,511	24,018	25,877	25,511	25,877
Other real estate owned, net	15,790	22,706	756	15,790	756
Nonperforming assets	41,301	46,724	26,633	41,301	26,633
Nonperforming loans in loans held for sale	-	-	-	-	-
Nonperforming assets	$41,301	$46,724	$26,633	$41,301	$26,633

Delinquent loans, 30 to 89 days past due and still accruing	$9,515	$7,506	$6,756	$9,515	$6,756

Delinquent loans to gross loans	0.34%	0.28%	0.30%	0.34%	0.30%

Hanmi Financial Corporation and Subsidiaries
Selected Financial Data, Continued (Unaudited)
(In thousands)

	December 31,	September 30,	December 31,
	2014	2014 (6)	2013 (7)
Loan portfolio:
Real estate loans	$2,375,538	$2,306,348	$1,890,720
Residential loans	135,303	108,835	79,078
Commercial and industrial loans	249,188	236,073	231,786
Consumer loans	27,557	28,895	32,505
Gross loans	2,787,586	2,680,151	2,234,089
Deferred loan costs	3,237	3,311	964
Gross loans, net of deferred loan costs	2,790,823	2,683,462	2,235,053
Allowance for loan losses	(52,666)	(51,179)	(57,555)
Loans receivable, net	2,738,157	2,632,283	2,177,498
Loans held for sale, at the lower of cost or fair value	5,451	7,757	-
Total loans receivable, net	$2,743,608	$2,640,040	$2,177,498

Loan mix:
Real estate loans	85.2%	86.0%	84.6%
Residential loans	4.9%	4.1%	3.5%
Commercial and industrial loans	8.9%	8.8%	10.4%
Consumer loans	1.0%	1.1%	1.5%
Total loans	100.0%	100.0%	100.0%

Deposit portfolio:
Demand-noninterest-bearing	$1,022,972	$1,029,343	$819,015
Savings	120,659	121,667	115,371
Money market checking and NOW accounts	796,490	796,849	574,334
Time deposits of $100,000 or more	910,340	919,085	506,946
Other time deposits	706,285	731,210	496,659
Total deposits	$3,556,746	$3,598,154	$2,512,325

Deposit mix:
Demand-noninterest-bearing	28.8%	28.6%	32.5%
Savings	3.4%	3.5%	4.6%
Money market checking and NOW accounts	22.4%	22.1%	22.9%
Time deposits of $100,000 or more	25.6%	25.5%	20.2%
Other time deposits	19.8%	20.3%	19.8%
Total deposits	100.0%	100.0%	100.0%

Capital ratios:
Hanmi Financial
Total risk-based capital ratio	15.63%	16.51%	17.53%
Tier 1 risk-based capital ratio	14.37%	15.26%	16.26%
Tier 1 leverage capital ratio	10.88%	12.95%	13.66%
Hanmi Bank
Total risk-based capital ratio	15.13%	16.50%	16.84%
Tier 1 risk-based capital ratio	13.88%	15.24%	15.58%
Tier 1 leverage capital ratio	10.34%	12.94%	13.09%

(1)	Includes loans held for sale
(2)	Annualized
(3)	Amount calculated based on net income from continuing operations.
(4)	Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.
(5)	Excludes PCI loans
(6)	Results for September 30, 2014 have been adjusted retrospectively to reflect measurement period adjustments to the provisional acquisition accounting values as of the acquisition date.
(7)
Results for December 31, 2013 have been adjusted to reflect the adoption of FASB ASU 2014-01, Accounting for Investment in Qualified Affordable Housing Projects. See section of Change in Accounting Principle.

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited)
(In thousands)

	Three Months Ended
	December 31, 2014			September 30, 2014 (1)			December 31, 2013 (2)
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Gross loans, net of deferred loan costs	$2,719,692	$36,457	5.32%	$2,499,951	$30,912	4.91%	$2,198,654	$27,417	4.95%
Municipal securities-taxable	16,646	164	3.94%	16,713	164	3.93%	34,214	357	4.17%
Municipal securities-tax exempt	4,423	31	2.78%	4,441	31	2.77%	7,035	71	4.02%
Obligations of other U.S. government agencies	139,872	599	1.71%	144,177	491	1.36%	87,079	424	1.95%
Other debt securities	921,403	3,690	1.60%	555,584	2,483	1.79%	292,860	1,397	1.91%
Equity securities	30,262	492	6.50%	28,651	463	6.46%	26,084	378	5.80%
Interest-bearing deposits in other banks	73,348	40	0.22%	67,839	29	0.17%	109,256	69	0.25%
Total interest-earning assets	3,905,646	41,473	4.21%	3,317,356	34,573	4.13%	2,755,182	30,113	4.34%

Noninterest-earning assets:
Cash and cash equivalents	87,410			73,935			71,768
Allowance for loan losses	(52,155)			(58,390)			(57,884)
Other assets	246,658			189,333			130,968
Total noninterest-earning assets	281,913			204,878			144,852

Total assets	$4,187,559			$3,522,234			$2,900,034

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Savings	$120,332	$521	1.72%	$112,690	$348	1.23%	$114,939	$435	1.50%
Money market checking and NOW accounts	800,490	884	0.44%	652,524	803	0.49%	565,993	733	0.51%
Time deposits of $100,000 or more	919,195	1,491	0.64%	641,545	1,388	0.86%	503,822	920	0.72%
Other time deposits	716,216	1,013	0.56%	551,493	739	0.53%	500,329	1,214	0.96%
FHLB advances	78,478	35	0.18%	105,667	37	0.14%	8,575	36	1.67%
Other Borrowings	-	-	0.00%	1,247	-	0.00%	31	-	0.00%
Rescinded stock obligation	13,426	-	0.00%	5,219	87	6.61%	-	-	0.00%
Subordinated debentures	18,514	162	3.47%	6,225	73	4.65%	-	-	0.00%
Total interest-bearing liabilities	2,666,651	4,106	0.61%	2,076,610	3,475	0.66%	1,693,689	3,338	0.78%

Noninterest-bearing liabilities:
Demand deposits	1,021,881			926,283			789,179
Other liabilities	48,041			86,177			15,491
Total noninterest-bearing liabilities	1,069,922			1,012,460			804,670

Total liabilities	3,736,573			3,089,070			2,498,359
Stockholders' equity	450,986			433,164			401,675

Total liabilities and stockholders' equity	$4,187,559			$3,522,234			$2,900,034

Net interest income		$37,367			$31,098			$26,775

Cost of deposits			0.43%			0.45%			0.53%
Net interest spread			3.60%			3.47%			3.56%
Net interest margin			3.80%			3.72%			3.86%

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid, Continued (Unaudited)
(In thousands)

	For the Year Ended
	December 31, 2014			December 31, 2013 (2)
		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Gross loans, net of deferred loan costs	$2,440,682	$122,222	5.01%	$2,156,626	$108,804	5.05%
Municipal securities-taxable	20,881	847	4.06%	42,387	1,707	4.03%
Municipal securities-tax exempt	6,593	209	3.17%	10,141	435	4.29%
Obligations of other U.S. government agencies	98,387	1,896	1.93%	90,956	1,733	1.91%
Other debt securities	523,076	9,759	1.87%	274,789	4,994	1.82%
Equity securities	27,792	1,767	6.36%	28,290	1,404	4.96%
Federal funds sold	3	-	0.00%	1,555	6	0.39%
Interest-bearing deposits in other banks	45,727	107	0.23%	83,055	209	0.25%
Total interest-earning assets	3,163,141	136,807	4.33%	2,687,799	119,292	4.44%

Noninterest-earning assets:
Cash and cash equivalents	76,828			67,859
Allowance for loan losses	(54,817)			(60,119)
Other assets	225,599			131,969
Total noninterest-earning assets	247,610			139,709

Total assets	$3,410,751			$2,827,508

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Savings	$116,254	$1,646	1.42%	$114,968	$1,812	1.58%
Money market checking and NOW accounts	653,793	3,213	0.49%	567,860	2,912	0.51%
Time deposits of $100,000 or more	643,017	4,321	0.67%	546,588	4,094	0.75%
Other time deposits	560,506	4,380	0.78%	421,387	3,860	0.92%
FHLB advances	69,781	151	0.22%	6,573	151	2.30%
Other Borrowings	315	-	0.00%	8	-	0.00%
Rescinded stock obligation	4,778	87	1.82%	-	-	0.00%
Subordinated debentures	6,236	235	3.77%	21,234	678	3.19%
Total interest-bearing liabilities	2,054,680	14,033	0.68%	1,678,618	13,507	0.80%

Noninterest-bearing liabilities:
Demand deposits	898,459			740,445
Other liabilities	31,699			15,844
Total noninterest-bearing liabilities	930,158			756,289

Total liabilities	2,984,838			2,434,907
Stockholders' equity	425,913			392,601

Total liabilities and stockholders' equity	$3,410,751			$2,827,508

Net interest income		$122,774			$105,785

Cost of deposits			0.47%			0.53%
Net interest spread			3.65%			3.64%
Net interest margin			3.88%			3.94%

(1)	Results for September 30, 2014 have been adjusted retrospectively to reflect measurement period adjustments to the provisional acquisition accounting values as of the acquisition date.
(2)
Results for December 31, 2013 have been adjusted to reflect the adoption of FASB ASU 2014-01, Accounting for Investment in Qualified Affordable Housing Projects. See section of Change in Accounting Principle.

Non-GAAP Financial Measures

Tangible Common Equity to Tangible Assets Ratio

Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles (“GAAP”). This non-GAAP measure is used by management in the analysis of Hanmi’s capital strength. Tangible equity is calculated by subtracting goodwill and other intangible assets from stockholders’ equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from stockholders’ equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Hanmi. This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

Tangible Common Equity to Tangible Assets Ratio (Unaudited)
(In thousands, except share and per share data)

	December 31,	September 30,	December 31,
Hanmi Financial Corporation	2014	2014 (1)	2013 (2)
Assets	$4,234,768	$4,240,835	$3,054,379
Less other intangible assets	(2,080)	(2,179)	(1,171)
Tangible assets	$4,232,688	$4,238,656	$3,053,208

Stockholders' equity	$453,387	$443,706	$400,077
Less other intangible assets	(2,080)	(2,179)	(1,171)
Tangible stockholders' equity	$451,307	$441,527	$398,906

Stockholders' equity to assets	10.71%	10.46%	13.10%
Tangible common equity to tangible assets	10.66%	10.42%	13.07%

Common shares outstanding	31,910,203	31,894,429	31,761,550
Tangible common equity per common share	$14.14	$13.84	$12.56

(1)	Results for September 30, 2014 have been adjusted retrospectively to reflect measurement period adjustments to the provisional acquisition accounting values as of the acquisition date.
(2)
Results for December 31, 2013 have been adjusted to reflect the adoption of FASB ASU 2014-01, Accounting for Investment in Qualified Affordable Housing Projects. See section of Change in Accounting Principle.

Change in Accounting Principle

As of April 1, 2014, the Bank changed its method of accounting for investment in low-income housing tax credit, as required by FASB ASU 2014-01, Accounting for Investment in Qualified Affordable Housing Projects. Previously, the investment in low-income housing tax credit was accounted for under equity method.

Effective April 1, 2014, the Bank began recording amortization of the initial cost of the investment in proportion to the tax credits and other tax benefits received and recognizing the net investment performance in the income statement as a component of income tax expense (proportional amortization method). The Bank recorded this change in accounting principle in accordance with ASU 2014-01 which requires retrospective application of the new accounting principle to all practicable prior accounting periods as if the principle had always been used. The accounting principle was retrospectively applied from the period beginning on January 1, 1998, and to each period thereafter. Net income in the three and twelve months ended December 31, 2013 decreased by $98,000 and $48,000 respectively, due to this change in accounting principle.